TAMM Oil & Gas Corp. (TAMO.OB) adds Mr. Harri Huuskonen as Director and Opens Switzerland Office.

TAMM Oil & Gas Corp. is pleased to announce the appointment Mr. Harri Huuskonen as a Director of the Corporation effective immediately.  Mr. Huuskonen brings over 15 years of diversified experience in the banking, securities and investment industries after graduating from the University of Oulu, Finland in 1994, specializing in Statistics and Econometrics. TAMM is also pleased to announce the opening of a new local office in Zug, Switzerland.

Mr. Don Hryhor, the newly appointed President and CEO stated; “On behalf of TAMM, I would like to welcome Mr. Huuskonen to the TAMM Board of Directors, and offer my earnest appreciation to him for joining the Company as a Director.  Mr. Huuskonen has extensive experience in the financial industry which will be particularly beneficial to TAMM as we move forwards with expansion and diversification of the Company, and arrange necessary financing to develop our Manning Alberta Heavy Oil Project.”

“The recent additions of Messrs. Trevor Countryman and Harri Huuskonen to the TAMM Board, both with impressive backgrounds in the securities and financial industries, and the establishment of a local office in Switzerland, will efficiently poise the Company for an accelerated growth and development phase.”

Mr. Huuskonen started his career at the Saxo Bank in Helsinki, Finland and Novus Capita in Denmark before moving to London, England where he worked for Raymond James Investment Services as an Investment Advisor and Partner until 2004.  He has been working with St. Andrews Securities Ltd. in London since 2005 and presently holds the position of Managing Director.  Mr. Huuskonen served as a Member of the Board of United Energy Group plc in London, England during 2006 - 2007.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS AND RISKS

Some of the statements in this press release are forward-looking statements and are based on current expectations, assumptions, and estimates. Words and phrases such as "believes", "expect, anticipate", are intended to identify forward-looking statements. Forward-looking statements carry certain risks regarding an assumed set of economic conditions and courses of action, including: (a) whether we will have sufficient financial resources to continue to meet our operational goals and future plans; and (b) the Report and its findings were not necessarily prepared in conformity with SEC disclosure principals or guidelines. There is a significant risk that actual material results will vary from projected results. No information provided in this press release should be construed as a representation or indication in any manner whatsoever of the present or future value of the Company or its common stock. Readers of information contained in this press release should carefully review the Company's filings with the Securities and Exchange Commission that contain important information regarding the Company's financial results, its future plans, and their limitations, and the risks involved with the Company's operations. The Company disclaims any responsibility to update forward-looking statements made herein.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms, such as prospective resource or Original Oil in Place, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10K. You can also obtain this form from the SEC by calling 1-800-SEC-0330. Additional information may be found at the following web site:
http://www.sec.gov/divisions/corpfin/guidance/cfoilgasinterps.htm

     TAMM Oil and Gas Corp.
     Telephone: (403) 238-8813
     Email: info@tammoilandgas.com     Website: http://www.tammoilandgas.com